EXHIBIT 21(i)

STRYKER CORPORATION LIST OF SUBSIDIARIES
As of January 31, 2016

Name of Subsidiary	State or Country of Incorporation

Alcott Indemnity Company	USA - Vermont
Ascential LLC	USA - Delaware
Benoist Girard SAS	France
Berchtold + Fritz GmbH	Germany
Berchtold Asia SDN BHD	Malaysia
Berchtold China Ltd	China
Berchtold Consulting GmbH	Switzerland
Berchtold Corporation	USA - Delaware
Berchtold do Brasil Importacao e Exportacao Ltda. EPP	Brazil
Berchtold Espana S.L.	Spain
Berchtold GmbH & Co KG	Germany
Berchtold Holding GmbH	Germany
Berchtold Holding Switzerland GmbH (f/k/a Berchtold Holding AG)	Switzerland
Berchtold Pacific Pty	Australia
Berchtold UK Limited	United Kingdom
Cersys, Inc.	USA - Delaware
Changzhou Orthomed Medical Instruments Company Limited	China
Colorado Biomedical, Inc.	USA - Colorado
Concentric Medical Europe SARL	Belgium
Concentric Medical, Inc.	USA - Delaware
Everest Biomedical Instruments Company	USA - Delaware
Gaymar Industries, Inc.	USA - New York
Gongpin (Shanghai) Medical Devices Trading Company Limited	China
Howmedica International S. de R.L.	Panama
Howmedica Osteonics Corp.	USA - New Jersey
Image Guided Technologies, Inc.	USA - Colorado
Instrumedics, LLC	USA - Michigan
Jiangsu Chuangyi Medical Instrument Company Limited	China
Mako Surgical, Inc.	USA - Delaware
Medicycle, Inc.	USA - Arizona
MediSearch PR, Inc.	Puerto Rico
Memometal Technologies SAS	France
Memometal, Inc.	USA - Delaware
MicroDexterity Systems, Inc.	USA - Delaware
Muka Metal Ticaret ve Sanayi Anonim Sirketi	Turkey
N.V. Stryker SA	Belgium
Nettrick Limited	Ireland
OOO Stryker	Russia
Orthomed (Hong Kong) Medical Instrument Company Limited	Hong Kong
Orthovita, Inc.	USA - Pennsylvania
OtisMed Corporation	USA - California
ParaMed Corporation	USA - Utah
Pficonprod Pty. Ltd.	Australia
Pivot Medical, Inc.	USA - Delaware
S.I.R.E., LLC	USA - Michigan
SpineCore, Inc.	USA - Delaware
SSI Divesture, Inc.	USA - Massachusetts
Star Acquisition Sub. Inc.	USA - Delaware
Stryker (Barbados) Foreign Sales Corporation	Barbados
Stryker (Beijing) Healthcare Products Co. Ltd.	China
Stryker (India) Private Limited	India
Stryker (Shanghai) Healthcare Products Co., Ltd.	China
Stryker (Suzhou) Medical Technology Co Ltd.	China
Stryker (Thailand) Limited	Thailand
Stryker AB	Sweden

Stryker Acquisitions BV	The Netherlands
Stryker Asia Holdings CV	The Netherlands
Stryker Australia LLC	USA - Delaware
Stryker Australia Pty. Ltd.	Australia
Stryker Berchtold BV (f/k/a Stryker Real Estate BV)	The Netherlands
Stryker Beteiligungs GmbH	Germany
Stryker Canada Holding Company	Canada
Stryker Canada LP	Canada
Stryker Canadian Management ULC	Canada
Stryker Capital BV	The Netherlands
Stryker China Limited	Hong Kong
Stryker Colombia SAS	Colombia
Stryker Combo LLC	USA - Michigan
Stryker Communications, Inc.	USA - Delaware
Stryker Corporation (Chile) y Compania Limitada	Chile
Stryker Corporation (Malaysia) Sdn. Bhd.	Malaysia
Stryker Czech Republic s.r.o.	Czech Republic
Stryker do Brasil Ltda.	Brazil
Stryker EMEA Supply Chain Services BV	The Netherlands
Stryker European Coordination Center BV	The Netherlands
Stryker European Holdings Coöperatief U.A.	The Netherlands
Stryker European Holdings I, LLC	USA - Delaware
Stryker European Holdings II, LLC	USA - Delaware
Stryker European Holdings III, LLC	USA - Delaware
Stryker European Holdings IV, LLC	USA - Delaware
Stryker European Holdings V, LLC	USA - Delaware
Stryker European Holdings VI, LLC	USA - Delaware
Stryker European Operations BV	The Netherlands
Stryker European Technologies CV	The Netherlands
Stryker Far East, Inc.	USA - Delaware
Stryker Foreign Acquisitions, Inc.	USA - Delaware
Stryker France Holding SNC	France
Stryker France MM Holdings SAS	France
Stryker France SAS	France
Stryker Funding BV	The Netherlands
Stryker GI Ltd.	Israel
Stryker GI Services CV	The Netherlands
Stryker Global Technology Center Private Limited	India
Stryker GmbH & Co. KG	Germany
Stryker GmbH (Austria)	Austria
Stryker GmbH (f/k/a Stryker Trauma SA)	Switzerland
Stryker Grundstucks GmbH & Co KG	Germany
Stryker Grundstucks Verwaltungs GmbH	Germany
Stryker Holdings BV	The Netherlands
Stryker Hong Kong Holding Ltd	Hong Kong
Stryker Iberia, SL	Spain
Stryker IFSC Limited	Ireland
Stryker International Acquisitions BV	The Netherlands
Stryker International Holdings BV	The Netherlands
Stryker Investment Holdings BV	The Netherlands
Stryker Ireland Holdings	Ireland
Stryker Ireland Limited	Ireland
Stryker Italia SRL	Italy
Stryker Japan Holdings BV	The Netherlands
Stryker Japan KK	Japan
Stryker Korea Ltd.	South Korea
Stryker Lebanon (Offshore) SAL	Lebanon
Stryker Leibinger GmbH & Co. KG	Germany
Stryker Luxembourg Holdings SARL	Luxembourg
Stryker Luxembourg SARL	Luxembourg
Stryker Mauritius Holding Ltd.	Mauritius
Stryker Medical London LP (f/k/a Stryker Medical Quebec LP)	Canada
Stryker Medtech KK	Japan

Stryker Medtech Limited	Ireland
Stryker Mexico, S.A. de C.V.	Mexico
Stryker Nederland BV	The Netherlands
Stryker New Zealand Limited	New Zealand
Stryker Newplant GmbH	Switzerland
Stryker NV Operations Limited	Ireland
Stryker Osteonics SA	Switzerland
Stryker Pacific Limited	Hong Kong
Stryker Performance Solutions LLC	USA - New Jersey
Stryker Polska Sp.z.o.o.	Poland
Stryker Portugal - Produtos Medicos Unipessoal, Lda.	Portugal
Stryker Puerto Rico Limited	Ireland
Stryker Romania SRL	Romania
Stryker Sales Corporation	USA - Michigan
Stryker Services SA	Switzerland
Stryker Servicios Administrativos S. de R.L. de C.V.	Mexico
Stryker Singapore Private Limited	Singapore
Stryker South Africa (Proprietary) Limited	South Africa
Stryker Spain Holding, SL	Spain
Stryker Spine Sarl	Switzerland
Stryker Spine SAS	France
Stryker Sustainability Solutions, Inc.	USA - Delaware
Stryker Tibbi Cihazlan Sanayi Ve Ticaret Limited	Turkey
Stryker Trauma GmbH	Germany
Stryker U.S. Holding LLC	USA - Delaware
Stryker UK Limited	United Kingdom
Stryker Verwaltungs GmbH	Germany
Surpass Medical, Ltd.	Israel
Trauson (China) Medical Instrument Company Limited	China
Trauson (Hong Kong) Company Limited	Hong Kong
Trauson Holdings (BV) Limited	British Virgin Islands
Trauson Holdings (Hong Kong) Company Limited	Hong Kong
Trauson Holdings Company Limited	Cayman Islands
Waterloo Bedding Co.	Canada

Stryker Corporation directly or indirectly owns 100% of the outstanding voting securities of each of the above-named subsidiaries.